Exhibit 8.1

The following is a list of the subsidiaries of DHT Holdings, Inc. as of December 31, 2024, excluding certain subsidiaries that, if considered in the aggregate, would not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X as of December 31, 2024.

Name	Jurisdiction
DHT Addax, Inc.	Marshall Islands
DHT Antelope, Inc.	Marshall Islands
DHT Appaloosa, Inc.	Marshall Islands
DHT Bauhinia, Inc.	Marshall Islands
DHT Bronco, Inc.	Marshall Islands
DHT Chartering (Singapore) Pte. Ltd.	Singapore
DHT Colt, Inc.	Marshall Islands
DHT Gazelle, Inc.	Marshall Islands
DHT Harrier Inc.	Marshall Islands
DHT Impala, Inc.	Marshall Islands
DHT Jaguar Limited	Marshall Islands
DHT Leopard Limited	Marshall Islands
DHT Lion Limited	Marshall Islands
DHT Lotus, Inc.	Marshall Islands
DHT Management AS	Norway
DHT Management S.A.M.	Monaco
DHT Mustang, Inc.	Marshall Islands
DHT Opal, Inc.	Marshall Islands
DHT Osprey Inc.	Marshall Islands
DHT Panther Limited	Marshall Islands
DHT Peony, Inc.	Marshall Islands
DHT Puma Limited	Marshall Islands
DHT Ship Management (Singapore) Pte. Ltd.	Singapore
DHT Stallion, Inc.	Marshall Islands
DHT Tiger Limited	Marshall Islands
Goodwood Ship Management Pte. Ltd.	Singapore
Samco Delta Ltd.	Cayman Islands
Samco Epsilon Ltd.	Cayman Islands
Samco Eta Ltd.	Cayman Islands
Samco Gamma Ltd.	Cayman Islands
Samco Iota Ltd.	Cayman Islands
Samco Kappa Ltd.	Cayman Islands
Samco Theta Ltd.	Cayman Islands